Exhibit 99(j)


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We consent to the references to our firm under the captions "Financial Highlights" in the Prospectus and "Shareholder Services - Statements and Reports", "General Information - Independent Registered Public Accounting Firm" and "Financial Statements and Report of Independent Registered Public Accounting Firm" within the Statement of Additional Information and to the use of our reports dated September 29, 2015 with respect to the financial statements of AB Multi-Manager Select Retirement Allocation Fund (formerly AllianceBernstein Multi-Manager Select Retirement Allocation Fund), AB Multi-Manager Select 2010 Fund (formerly AllianceBernstein Multi-Manager Select 2010 Fund), AB Multi-Manager Select 2015 Fund (formerly AllianceBernstein Multi-Manager Select 2015 Fund), AB Multi-Manager Select 2020 Fund (formerly AllianceBernstein Multi-Manager Select 2020 Fund), AB Multi-Manager Select 2025 Fund (formerly AllianceBernstein Multi-Manager Select 2025 Fund), AB Multi-Manager Select 2030 Fund (formerly AllianceBernstein Multi-Manager Select 2030 Fund), AB Multi-Manager Select 2035 Fund (formerly AllianceBernstein Multi-Manager Select 2035 Fund), AB Multi-Manager Select 2040 Fund (formerly AllianceBernstein Multi-Manager Select 2040 Fund), AB Multi-Manager Select 2045 Fund (formerly AllianceBernstein Multi-Manager Select 2045 Fund), AB Multi-Manager Select 2050 Fund (formerly AllianceBernstein Multi-Manager Select 2050 Fund), AB Multi-Manager Select 2055 Fund (formerly AllianceBernstein Multi-Manager Select 2055 Fund), eleven of the portfolios constituting AB Cap Fund, Inc. (formerly AllianceBernstein Cap Fund, Inc.) for the fiscal period ended July 31, 2015, which are incorporated by reference in this Post-Effective Amendment No. 201 to the Registration Statement (Form N-1A No. 2-29901) of AB Cap Fund, Inc.

                                                /s/ ERNST & YOUNG LLP

New York, New York
November 30, 2015